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                                                                   EXHIBIT 10.44

Fiducia Ltd.
Fourth Floor
British America Building
P.O. Box HM3143
Hamilton, Bermuda HM NX

                                                                    March , 2002

Ladies and Gentlemen,

          In connection with the recapitalization of ourselves and our subsidiary, APCOA/Standard Parking, Inc. ("APCOA"), Fiducia Ltd. ("you" or "Fiducia") agreed to have cash interest payments on approximately $29.9 million aggregate principal amount ($35.1 million face amount) of our 11 1/4% Senior Discount Notes due 2008 (the "Notes") delayed until March 15, 2007 (the "Waiver").

          As consideration for the Waiver, in a letter dated January 11, 2002, we agreed to pledge to you approximately 20.4169 shares of Series C Preferred Stock issued by APCOA and owned by us with an aggregate liquidation preference of approximately $30,779,166 as of the date of such letter (the "Pledged Preferred Stock"), to secure our payment obligations under the Notes. We further agreed to use our best efforts to enter into customary agreements within 60 days of the date of such letter, to facilitate our granting you a security interest in the Pledged Preferred Stock.

          In furtherance of our ongoing efforts to strengthen our financial position for the benefit of the holders of our obligations, we hereby request an extension of 90 days in addition to the original 60 days granted to enter into such customary agreements. Your signature acknowledging this letter will be deemed agreement to such extension.

          The internal law of the state of New York shall govern and be used to construe this Agreement.

                                                  AP Holdings, Inc.

                                                  By:
                                                     --------------------------
                                                  Name:
                                                  Title:

                            [acknowledgment follows]

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ACKNOWLEDGED

Fiducia Ltd.

By:
   ----------------------------
    Name:
    Title: